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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company) for the registration of 1,397,281 shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated March 14, 1997 with respect to the Consolidated Financial Statements of Resorts Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended; (b) dated February 13, 1997, with respect to the Financial Statements of CV Ranch Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended; and (c) dated February 12, 1997 with respect to the Financial Statements of Telluride Resort and Spa Limited Partnership included in the Current Report on Form 8-K of Patriot American Hospitality, Inc., dated January 16, 1997, as amended, all filed with the Securities and Exchange Commission.


                             /s/ ERNST & YOUNG LLP
Phoenix, Arizona
June 5, 1998